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                                                                      EXHIBIT 11
                    MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                      (In thousands, except per share data)
                                   (Unaudited)


NOTE: Earnings per share are presented in accordance with Regulation S-K, Item
      601(b)(11) and APB Opinion No. 15.

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

                                                                                   Three Months Ended
                                                                   -------------------------------------------
                                                                       March 29, 1997         March 30, 1996
                                                                   ---------------------    ------------------
Net earnings                                                       $               8,547                 5,338
                                                                   =====================    ==================

Weighted average common and common
    equivalent shares outstanding:

      Weighted average common shares outstanding                                  34,519                33,470

      Add weighted average common equivalent
        shares - options to purchase common shares, net                              357                   629
                                                                   ---------------------    ------------------
Weighted average common and common
    equivalent shares outstanding                                                 34,876                34,099
                                                                   =====================    ==================
Earnings per common and common
    equivalent share                                               $                0.25                  0.16
                                                                   =====================     =================
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